As filed with the Securities and Exchange Commission on February 12, 2024.

Registration No. 333-273311

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

AMENDMENT NO. 12
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________________

Flewber Global Inc.
(Exact name of registrant as specified in its charter)

____________________________

Delaware	4522	85-3482965
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1411 Broadway, 38th Floor
New York, New York 10028
(833) 359-5893
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Marc Sellouk
Chief Executive Officer
1411 Broadway, 38th Floor
New York, New York 10028
(833) 359-5893
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

Copies to:

Scott M. Miller Richard I. Anslow Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300	David E. Danovitch Angela Gomes Sullivan & Worcester LLP 1633 Broadway New York, New York 10019 (212) 660-3000

____________________________

Approximate date of commencement of proposed sale to public:
As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Flewber Global Inc is filing this Amendment No. 12 (“Amendment”) to its Registration Statement on Form S-1 (File No. 333-273311) (the ‘‘Registration Statement”) solely to update certain previously filed exhibits. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the exhibit index to the Registration Statement, the signature page to the Registration Statement and the exhibits filed herewith. The prospectus, constituting Part I of the Registration Statement, is unchanged and therefore has been omitted from this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement.*
3.1	Second Amended and Restated Certificate of Incorporation of Flewber Global Inc., as currently in effect.*
3.2	Form of Third Amended and Restated Certificate of Incorporation of Flewber Global Inc., to be effective upon the effective date of this Registration Statement.*
3.3	Bylaws of Flewber Global Inc., as currently in effect.*
3.4	Form of Amended and Restated Bylaws of Flewber Global Inc., to be effective upon the effective date of this Registration Statement.*
4.1	Specimen Certificate representing shares of common stock of Flewber Global Inc.*
4.2	Form of Representative’s Warrant (included as Exhibit A to Exhibit 1.1).*
4.3	Common Stock Purchase Warrant issued to Moneta Advisory Partners, LLC, dated as of October 10, 2022.*
4.4	Form of Common Stock Purchase Warrant for Initial Bridge Financings.*
4.5	Unsecured Convertible Note for Initial Bridge Financings.*
4.6	Unsecured Convertible Note for February/April 2023 Bridge Financing.*
4.7	Unsecured Convertible Note for May/July 2023 Bridge Financing.*
4.8	Unsecured Promissory Note in the principal amount of $50,000, dated May 18, 2023.*
4.9	First Extension of Unsecured Promissory Note in the principal amount of $50,000, Issuance Date: May 18, 2023.*
4.10	Form of Common Stock Purchase Warrant for February/April 2023 Bridge Financing.*
4.11	Form of Common Stock Purchase Warrant for May/July 2023 Financing.*
4.12	Unsecured Promissory Note in the principal amount of $100,000, Issuance Date: July 18, 2023.*
4.13	Unsecured Promissory Note for August/September 2023 Bridge Financing*
4.14	Form of Common Stock Purchase Warrant for August/September 2023 Bridge Financing*
4.15	7% Secured Promissory Note in the principal amount of $2,800,000, dated November 14, 2023*
4.16	12% Unsecured Promissory Note for aggregate principal amount of $300,000*
4.17	Second Extension of Unsecured Promissory Note in the principal amount of $50,000, Issuance Date: May 18, 2023.*
4.18	First Extension of Unsecured Promissory Note in the principal amount of $100,000, Issuance Date: July 18, 2023.*
4.19	Unsecured Promissory Note for December 2023 Bridge Financing*
4.20	Form of Common Stock Purchase Warrant for December 2023 Financing.*
4.21	Unsecured Subordinated Promissory Note issued to Third Row LLC/Patrick Leung dated November 17, 2023 ($200,000).*
4.22	Amendment to Note — Third Row LLC/Patrick Leung dated January 24, 2024*
4.23	Unsecured Subordinated Promissory Note issued to Carmit Cohen dated November 16, 2023 ($100,000).*
4.24	Amendment to Note — Carmit Cohen dated January 24, 2024*
4.25	Third Extension of Unsecured Promissory Note in the principal amount of $50,000, Issuance Date: May 18, 2023.*
4.26	Second Extension of Unsecured Promissory Note in the principal amount of $100,000, Issuance Date: July 18, 2023.*
5.1	Opinion of Ellenoff Grossman & Schole LLP regarding the validity of the securities being registered.**
10.1	Form of Indemnification Agreement to be entered into by Flewber Global Inc. with its officers and directors.*
10.2	Flewber Global Inc. 2021 Equity Incentive Plan.*†
10.3	Form of Nonqualified Stock Option Award Agreement under 2021 Equity Incentive Plan.*†
10.4	Form of Incentive Stock Option Award Agreement under 2021 Equity Incentive Plan.*†
10.5	Employment Agreement by and between Flewber Global Inc. and Marc Sellouk, dated as of April 7, 2021.*†

Exhibit No.	Description of Document
10.6	Employment Agreement by and between Flewber Global Inc. and Jiang (Jay) Yu, dated as of April 7, 2021.*†
10.7	Employment Agreement by and between Flewber Global Inc. and Avner Nebel, dated as of April 7, 2021.*†
10.8	Form of Restricted Stock Unit Agreement pursuant to 2021 Equity Incentive Plan.*
10.9	SBA Loan Authorization and Agreement, dated as of June 13, 2020.*
10.10	Consulting Agreement by and between Flewber Global Inc. and I Financial Ventures Group LLC, dated as of January 1, 2021.*
10.11	Consulting Agreement by and between Flewber Global Inc. and AS Technologies, dated as of May 1, 2021.*
10.12	Consulting Agreement by and between Flewber Global Inc. and Lou Gilliam, dated as of June 1, 2021.*
10.13	Flewber Global Inc. Subscription Agreement, dated as of June 2021.*
10.14	Flewber Global Inc. Subscription Agreement, dated as of July 2021.*
10.15	Amended and Restated Services Agreement by and between Flewber Global inc. and Moneta Advisory Partners, LLC, dated October 10, 2022.*
10.16	Securities Purchase Agreement for Initial Bridge Financings.*
10.17	Registration Rights Agreement for Initial Bridge Financings.*
10.18	Amended and Restated Securities Purchase Agreement for February/April 2023 Bridge Financing.*
10.19	Amended and Restated Registration Rights Agreement for February/April 2023 Bridge Financing.*
10.20	Confirmation of Loans Agreement between the Company and Marc Sellouk, dated as of March 31, 2023.*
10.21	Cirrus Vision Jet SF50 Cirrus Certified Aircraft Purchase Agreement between Cirrus Design Corporation d/b/a Cirrus Aircraft and Flewber, Inc., dated March 21, 2023.*
10.22	Cirrus Aircraft Change Request between Cirrus Aircraft and Flewber, Inc., dated April 9, 2023.*
10.23	Cirrus Aircraft Change Request between Cirrus Aircraft and Flewber, Inc., dated April 17, 2023.*
10.24	Cirrus Aircraft Change Request between Cirrus Aircraft and Flewber, Inc., dated June 14, 2023.*
10.25	Cirrus Aircraft Change Request between Cirrus Aircraft and Flewber, Inc. dated June 21, 2023.*
10.26	Securities Purchase Agreement for May/July 2023 Bridge Financing.*
10.27	Registration Rights Agreement for May/July 2023 Bridge Financing.*
10.28	Form of Lock-Up Agreement (included as Exhibit B to Exhibit 1.1).*
10.29	Securities Purchase Agreement for August/September 2023 Bridge Financing*
10.30	Registration Rights Agreement for August/September 2023 Bridge Financing*
10.31	Cirrus Aircraft Change Request between Cirrus Aircraft and Flewber, Inc. dated August 9, 2023.*
10.32	Cirrus Aircraft Change Request between Cirrus Aircraft and Flewber, Inc. dated September 26, 2023.*
10.33	Cirrus Aircraft Change Request between Cirrus Aircraft and Flewber, Inc., dated October 13, 2023.*
10.34	Cirrus Aircraft Change Request between Cirrus Aircraft and Flewber, Inc. dated October 27, 2023.*
10.35	Consulting Agreement between Flewber Global Inc. and VIP Ventures Limited LLC, dated October 17, 2023.*
10.36	Assignment of Purchase Agreement among Flewber Inc., Vision FGAR 1, LLC and Cirrus Design Corporation, dated November 14, 2023.*
10.37	FAA Aircraft Security Agreement.*
10.38	Securities Purchase Agreement between Vision FGAR 1, LLC and Radlo Family Irrevocable Trust II, dated as of November 14, 2023.*
10.39	Exclusive Aircraft Lease Agreement between Vision FGAR 1, LLC and Ponderosa Air, LLC, dated November 14, 2023.*
10.40	Limited Liability Company Operating Agreement among Vision FGAR 1, LLC and the Members named therein, dated November 14, 2023.*
10.41	Consulting Agreement between Flewber Global Inc. and Third Row LLC/Patrick Leung, dated as of December 11, 2023.*
10.42	Consulting Agreement between Flewber Global Inc. and Carmit Cohen, dated as of December 11, 2023.*
10.43	Form of Amendment to Securities Purchase Agreement, Amendment to Bridge Registration Rights Agreements and Revision to Bridge Warrants*
10.44	Securities Purchase Agreement for December 2023 Bridge Financing*
10.45	Registration Rights Agreement for December 2023 Bridge Financing*
14.1	Form of Code of Business Conduct and Ethics.*

Exhibit No.	Description of Document
21.1	List of Subsidiaries.*
23.1	Consent of Grassi & Co, CPAs, P.C.*
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).**
24.1	Power of Attorney (included on the signature page of the Registration Statement).*
99.1	Form of Audit Committee Charter.*
99.2	Form of Compensation Committee Charter.*
99.3	Form of Nominating and Corporate Governance Committee Charter.*
99.4	Consent of Sergio Sokol to be named as Director Nominee.*
99.5	Consent of Elliot Feder to be named as Director Nominee.*
99.6	Consent of Nicolas Lin to be named as Director Nominee.*
107	Filing Fee Table.**

____________

*        Previously Filed

**      Filed herewith

†        Denotes management compensation plan or contract

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on the 12th day of February 2024.

Flewber Global Inc.
By:	/s/ Marc Sellouk
Name: Marc Sellouk
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, as amended, has been signed by the following persons in the capacities held on the dates indicated:

Signature	Title	Date
/s/ Marc Sellouk	Chief Executive Officer and Chairman of the Board	February 12, 2024
Marc Sellouk	(Principal Executive Officer)
*	Chief Financial Officer (Principal Financial and	February 12, 2024
Jaisun Garcha	Accounting Officer)
*	Director	February 12, 2024
Jiang Yu
*	Director	February 12, 2024
Avner Nebel
*	Director	February 12, 2024
Randy Chang
*By:	/s/ Marc Sellouk
Marc Sellouk
Attorney-in-fact

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